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                                                                      Exhibit 99
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          PENNSYLVANIA MANUFACTURERS CORPORATION ANNOUNCES NAME CHANGE
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                          AND NEW STOCK TICKER SYMBOL
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DECEMBER 7, 1998 -- Pennsylvania Manufacturers Corporation (NASDAQ: PMFRA) today announced it changed its name to PMA Capital Corporation. Also, shares of the Company's Class A common stock will trade under the new ticker symbol, PMACA, effective at the close of trading today. Along with the name change, PMA
Capital Corporation announced it is now headquartered at 1735 Market Street, Suite 2800 in Philadelphia, Pennsylvania.

"In selecting PMA Capital Corporation as the new name for the company, we feel it captures the strength and franchise value that PMA Re and PMA Insurance Group have established in the insurance marketplace today," stated John W. Smithson, President and Chief Executive Officer. "PMA Capital Corporation also embodies the geographic breadth and array of risk management products and services offered by our three specialty insurance businesses -- PMA Re, PMA Insurance Group and Caliber One."

PMA Capital Corporation, headquartered in Philadelphia, Pennsylvania, is an insurance holding company, which provides property and casualty reinsurance and insurance products and services through its operating subsidiaries. Its primary product lines include property and casualty reinsurance underwritten and marketed by PMA Re, workers' compensation and other commercial property and casualty lines of insurance in the Mid-Atlantic and Southern regions of the United States underwritten and marketed by The PMA Insurance Group, as well as excess and surplus lines coverages underwritten and marketed by Caliber One.